EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT dated October 11, 1999, between Quest Net Corp. (the "Company"), and Rebecca J. Del Medico (the "Executive").

         WHEREAS, the Company desires to employ Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

         1.       TERM OF EMPLOYMENT.

                  (a) TERM. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period commencing on the date of this Agreement and ending five years from the date hereof (the "Term").

                  (b) CONTINUING EFFECT. Notwithstanding any termination of this Agreement at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Sections 6(b) and 7 shall be binding upon the legal representatives, successors and assigns of the Executive, except as otherwise provided in Section 5(d).

         2.       DUTIES.

                  (a) GENERAL DUTIES. The executive shall serve as President/Chief Operating Officer of the Company, with duties and responsibilities that are customary for such executives subject to the direction of the Company's Chairman/Chief Executive Officer. The Executive will also perform services for such subsidiaries as may be necessary. The Executive will use her best efforts to performs her duties and discharge her responsibilities pursuant to this Agreement competently, carefully and faithfully.

                  (b) DEVOTION OF TIME. The Executive will devote all of her time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the Company; provided, that the Executive shall be permitted to devote a limited amount of her time, without compensation, to charitable or similar organizations.


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         3.       COMPENSATION AND EXPENSES.

                  (a) SALARY. For the services of the Executive to be rendered under this Agreement, the Company will pay the Executive an annual base salary of $110,000 during the Term, subject to annual cost of living increases based upon changes in the Consumer Price Index published by the Bureau of Labor Statistics (or similar successor index) for the region in which the Executive resides, but in no event shall the cost of living increase be less than 7% per annum. The annual salary under this Section 3(a) will be reduced, however, to the extent that the Executive elects to defer any portion thereof under the terms of any deferred compensation or savings plan maintained by the Company. The Company will pay the Executive her annual salary in equal installments no less frequently than twice a month.

                  (b) BONUS. For the services to be rendered by the Executive under this Agreement, the Company's Board of Directors, on a yearly basis, shall determine a bonus to be paid to Employee, based upon a percentage of the adjusted consolidated net earnings of the Company for each calendar year of Executive's employment, such sum to be computed as follows:

                  (i) The adjusted consolidated net earnings of the Company shall be determined in accordance with accepted accounting practice by the independent accounting firm employed by the Company as its auditors, within 90 days after the end of each fiscal year.

                  (ii) This computation of net earnings and of the Executive's percentage compensation, made in the manner here provided, shall be final and binding upon the Company and the Executive, and the Company shall pay such compensation to the Executive within 120 days after the end of the fiscal year in question. The Bonus may be paid in cash, stock, or options, by mutual agreement of the Executive and the Company.


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                  (iii) For purposes of computing the executive's percentage compensation, the adjusted consolidated net earnings of the company shall be determined after full allowance for, and deduction of the following: (a) all federal, state and municipal taxes; (b) depreciation for the period based on the amount of depreciation set forth in the annual report of the company to its shareholders for the fiscal year which includes such period.

                  (c) EXPENSES. In addition to any compensation received pursuant to Section 3(a), (b) and (c), the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of her duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to executive officers.

                  4.       BENEFITS.

                  (a) VACATION. For each 12-month period during the Term, the Executive will be entitled to five weeks of vacation without loss of compensation or other benefits to which she is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.

                  (b) EMPLOYEE BENEFIT PROGRAMS. Without limiting the compensation to which the Executive is entitled pursuant to the provisions of Section 3 or this Section 4, during the Term, the Executive will be entitled to participate in any pension, insurance or other employee benefit plan that is maintained at that time by the Company for its executive officers, including programs of life and medical insurance and reimbursement of membership fees in civic, social and professional organizations.

                  (c) INCENTIVE EQUITY AWARDS. The Executive shall receive an incentive stock award of 150,000 shares of the Company's common stock and options to purchase up to 600,000 shares of the Company's common stock, the terms and conditions of which are more fully set forth in that certain Stock Option Agreement dated as of October 11, 1999.

                  (d) MISCELLANEOUS BENEFITS. The Company shall also provide Executive with the following: (a) a $500 per month automobile allowance, (b) a $500 expense allowance and (c) telephone card, cellular phone, and major credit card.


5.       TERMINATION.

                  (a) TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment pursuant to the terms of this Agreement without cause. Such termination will become effective upon the date specified in such notice, provided that such date is at least 60 days from the date of such notice. Upon any such termination without cause:

                           (i) for the remainder of the term of this Agreement
                  or for a period of 6 months following such termination, whichever is less, the Company will continue to pay the Executive her annual salary pursuant to Section 3(a) and her Bonus pursuant to Section 3(b), and

                           (ii) the Company will continue to maintain for such
                  period, for the benefit of the Executive, the employee benefit programs referred to in Section 4(b) that were in effect on the date of such termination.


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                  (b) TERMINATION FOR CAUSE. The Company may terminate the
         Executive's employment pursuant to the terms of this Agreement at any time for cause by given written notice of termination. Such termination will become effective upon the giving of such notice, except that termination based upon clause (v) below shall not become effective unless the Executive shall fail to correct such breach within 30 days of receipt of written notice thereof provided pursuant to the preceding sentence. Upon any such termination for cause, the Executive shall have no right to compensation, commission, bonus or reimbursement under
         Section 3, or to participate in any employee benefit programs under
         Section 4 for any period subsequent to the effective date of termination. For purposes of this Section 5(b), "cause" shall mean: (i) the Executive is convicted of a felony which is related to the Executive's employment or the business of the Company; (ii) the Executive, in carrying out her duties hereunder, has been found in a civil action by the Company, to have committed willful gross negligence or willful gross misconduct resulting, in either case, in material harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company; (iv) the Executive materially breaches any provision of Section 6 or Section 7; and (v) the Executive materially fails to perform her duties under Section 2 resulting in material harm to the Company.

                  (c) DEATH OR DISABILITY. Excepting for the conditions and obligations contained in this Section 5(c), this Agreement and the obligations of the Company hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(c), "disability" shall mean that for a period of six months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease.

         Upon termination by death or disability, the Company will pay the Executive or her legal representative, as the case may be: (i) her annual salary at such time pursuant to Section 3(a) through the date of such termination of employment; and (ii) the Executive's share of the Bonus as set forth in Section 3(b) of this Agreement. ;

                  (d) SPECIAL TERMINATION. In the event that (i) the Executive, with or without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth in Section 2; or (ii) the Company materially breaches this Agreement or the performance of its duties and obligations hereunder; or (iii) any entity or person not now an executive officer of the Company becomes either individually or as part of a group the beneficial owner of 30% or more of the Company's common stock, the Executive, by written notice to the Company, may elect to deem the Executive's employment hereunder to have been terminated by the Company without cause under Section 5(a) hereof, in which event the Executive shall be entitled to the compensation payable pursuant to clauses (i)-(iii) of Section 5(a). for the remainder of the term of this Agreement or for a period of 12 months following such termination, whichever is greater, and the Company will continue to maintain for such period, for the benefit of the Executive, the employee benefit programs referred to in Section 4(b) that were in effect on the date of such termination.

                  (e) VOLUNTARY TERMINATION. The Executive, on 30 days prior written notice to the Company, may terminate her employment voluntarily
         (i) at any time following termination of the initial Term or (ii) at any time following the death or disabling illness of a member of the Executive's immediate family or similar personal, non-business related occurrence as a result of which the Executive concludes she must devote a substantial amount of her time and energies to her family or other personal matter and not to her business activities so as to preclude her fulfilling her obligations under this Agreement. Upon any such termination, the Company will pay the Executive (i) her annual salary at such time pursuant to Section 3(a) through the date of such termination of employment; and (ii) any bonus which would have been payable through the date of termination pursuant to Section 3(b).

                  (F) CONTINUING EFFECT. Notwithstanding any termination of the Executive's employment as provided in this Section 5 or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect.

6.       NON-COMPETITION AGREEMENT.

                  (a) COMPETITION WITH THE COMPANY. Until termination of her employment and for a period of 12 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner,


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         joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the Company, within any metropolitan area in the United States or elsewhere in which the Company is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise. Provided however that nothing contained herein shall prevent Executive from practicing law and representing clients engaged in a line of business the same or similar to the Company.

                  (b) SOLICITATION OF CUSTOMERS. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

                  (c) SOLICITATION OF EMPLOYEES. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, will not directly or indirectly, solicit employees of the Company for employment by any person, enterprise, business, company, partnership, joint venture or other entity. For the purposes of this Agreement, the term "Employee " means any person, firm, corporation, partnership, association or other entity which the Company, or any of its affiliates, employed during the during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is an Employee.

                  (d) NO PAYMENT. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to her in consideration of her undertakings in this Section 6.

7. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                  The Executive acknowledges that during her employment she will learn and will have access to confidential information regarding the Company and its affiliates, including without limitation (i) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company and its affiliates and (ii) trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Company or its affiliates (collectively referred to as "confidential information"). The Executive acknowledges that such confidential information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. All records, files, materials and confidential information obtained by the Executive in the course of her employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. The Executive will not, except in connection with and as required by her performance of her duties under this Agreement, for any reason use for her own benefit or the benefit of any person or entity with which she may be associated or disclose any such confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the board of directors of the Company, unless such confidential information previously shall have become public knowledge through no action by or omission of the Executive.

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 8. EQUITABLE RELIEF.

                  (a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the board of directors of the Company, shall leave her employment for any reason and take any action in violation of Section 6 or Section 7, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 8(b) below, to enjoin the Executive from breaching the provisions of Section 6 or Section 7. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

                  (b) Any proceeding or action must be commenced in the federal courts, or in the absence of federal jurisdiction in state court, in either case in Florida where the Company maintains its principal offices. The Executive and the Company irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy or which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

         9. ASSIGNABILITY. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

         10. SEVERABILITY.

                  (a) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances, as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

                  (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

         11. NOTICES AND ADDRESSES. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

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To the Company:                             Quest Net Corp.
                                            2999 N.E. 191 Street, Ph8
                                            Aventura, Florida 33180

To the Executive:                           Rebecca J. Del Medico
                                            14 Tara Lakes Drive East
                                            Boynton Beach, Florida 33436

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.


         12. COUNTERPART. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         13. ARBITRATION. Except for any controversy or claim seeking equitable relief as provided in Section 8 of this Agreement, any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof or any other dispute between the parties, shall be submitted to one arbitrator and settled by arbitration in Miami, Florida, in accordance with the rules, then obtaining, of the American Arbitration Association. Any reward made by such arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         14 ATTORNEY'S FEES. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

         15. GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         17. ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

         18. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.


                                              Quest Net, Corp.



s/Rebecca J. Del Medico, Executive            By: /s/ Camilo Pereira, Chairman


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